EXHIBIT 9(E)(I)
                          SUB-ADMINISTRATION AGREEMENT

SUB-ADMINISTRATION AGREEMENT made this 1st day of July, 1996 between Harris Trust & Savings Bank ("Harris"), an Illinois corporation, and Funds Distributor, Inc. ("FDI"), a Massachusetts corporation.

WHEREAS, Harris has entered into an Administration Agreement, dated July 1, 1996, with HT Insight Funds, Inc. d/b/a Harris Insight Funds (the "Company"), a Maryland corporation and Harris has entered into an Administration Agreement, dated July 1, 1996, with Harris Insight Funds Trust (the "Trust"), a Massachusetts business trust (collectively, the "Administration Agreements"), concerning the provision of administrative services for those certain investment portfolios of the Company and Trust identified on Schedule A hereto, as such Schedule shall be amended from time to time (each, a "Fund," together, the "Funds"). The Company and the Trust are collectively referred to herein as the "Companies";

WHEREAS, Harris has also entered into a Sub-Administration and Accounting Services Agreement, dated July 1, 1996, with PFPC, Inc. ("PFPC"), whereby PFPC shall perform certain administration and transfer agency services with respect to the Shares of the Funds;

WHEREAS, Harris desires to retain FDI to assist it in performing certain administrative services with respect to the Companies, and shares of the common stock or beneficial interest (the "Shares") of the Funds and FDI is willing to perform such services on the terms and conditions set forth in this Agreement;

WHEREAS, in furtherance of FDI's duties and responsibilities as set forth herein, one or more employees of Harris (who shall be registered with the National Association of Securities Dealers ("NASD") as representatives of FDI), shall be based in the Harris office in Chicago (such Harris employees shall hereinafter be referred to as a "Registered Representative");

NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

1. Appointment and Acceptance. Harris hereby appoints FDI to act as Sub-Administrator of the Funds in accordance with the terms set forth in this Agreement. FDI hereby accepts such appointment and agrees to furnish the services contemplated by the Agreement.

2. Services Provided by FDI. FDI will assist Harris by providing to each of the Companies and Funds the services as listed in Exhibit A.

3. Services Provided by Harris. In furtherance of the responsibilities under this Agreement Harris will:






         (a) Cause the Companies' other service providers to furnish any and all information and assist FDI in taking any other actions that may be reasonably necessary in connection with FDI providing those services listed in Exhibit A;

         (b) Cause the Companies' blue sky administrator to monitor sales of the Shares to assure compliance with applicable state securities laws;

         (c)  Report  or  cause  the   Companies'   transfer  agent  to  provide
         sales-related complaints to FDI and consult with FDI concerning the manner in which such complaints will be addressed;

         (d) Cause the Companies' transfer agent to give necessary information for the preparation of quarterly reports in a form satisfactory to FDI regarding Rule 12b-1 fees, front-end sales loads, back-end sales loads, if applicable, and other data regarding sales and sales loads as required by the Investment Company Act of 1940, as amended (the "1940 Act"), or as requested by the Board of Directors or Board of Trustees of each Fund (collectively, the "Boards");

         (e) Cause the Companies' transfer agent to provide FDI with all necessary historical information so that FDI can calculate the maximum sales charges payable by the Companies pursuant to Article III, Section 26 of the Rules of Fair Practice of the NASD and the actual sales charges paid by each Fund, if applicable; and cause the Companies' transfer agent to provide such information in a form satisfactory to FDI no less often than monthly for every Fund and on a more frequent basis for any Fund, where applicable;

         (f) Support or cause the Companies' transfer agent to support the servicing of shareholders and, in connection therewith, provide or cause the Companies' transfer agent to provide one or more persons during normal business hours to respond to telephone questions concerning the Companies' shareholders' accounts;

         (g) Provide FDI with copies of, or access to, any documents that FDI may reasonably request in connection with the services contemplated by this Agreement and notify FDI as soon as possible of any matter materially affecting the services to be provided by FDI under this Agreement;

         (h) Report to FDI, to the extent that Harris is aware (except that Harris shall not report to FDI any information available in the general public domain), any and all actions or inactions by any Registered Representative or securities dealers, financial institutions and other industry professionals such as investment advisers and estate planning firms that have entered into agreements with FDI for the solicitation of Shares (collectively referred to herein as "Selling Broker-Dealers") relating to the Shares that constitute a (i) failure to comply with the terms of any selling agreements, (ii) violation of any applicable laws of any governmental authorities, including the NASD's Rules of Fair Practice, or (iii) violation of any other agreements or procedures with which such Selling Broker-Dealer is required to comply; and






         (i) (i) Submit the form of confirmation statement to be used for sale of the Shares to FDI for its approval and provide or cause to be provided to customers of the Selling Broker-Dealers ("Customers") and to the Selling Broker-Dealers such confirmations of all transactions in the Shares as may be required by the Securities Exchange Act of 1934 (the "1934 Act") and the selling agreements, and (ii) use reasonable efforts to monitor the Fund's transfer agent in its preparation and mailing of such confirmations regarding the sales of the Shares and report to FDI any deficiencies of which Harris is aware in the transfer agent's performance of such activities.

4. Compensation; Reimbursement of Expenses. Harris shall pay to FDI, for its services, a fee in accordance with the terms set forth in the Fee Letter Agreement dated as of July 1, 1996 relating to services to be provided to the Companies, and executed by FDI, Harris and PFPC, Inc., as the same may be amended from time to time.

5. Effective Date and Term. This Agreement shall become effective with respect to each Fund as of the date first written above. This Agreement will continue for an initial two-year term and will continue thereafter so long as such continuance is specifically approved at least annually (i) by the Companies' Boards or (ii) by a vote of a majority (as defined in the 1940 Act) of the Shares of the Funds, provided that in either event its continuance also is approved by a majority of the Boards' members who are not "interested persons" (as defined in said Act) of any party to this Agreement and who have no direct or indirect financial interest in this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable with respect to any Fund, without penalty, on not less than sixty days' notice, by that Fund's Board, by vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of such Fund. This Agreement shall terminate automatically in the event of its "assignment" (as defined in the 1940 Act). This Agreement may be terminated by either party, on not less than 60 days written notice, or upon any material breach of this Agreement by the other party. If FDI ceases to be the Sub-Administrator of any Fund before the fifth anniversary of the date the Fund began its investment activities, Harris shall reimburse FDI an amount equal to the number resulting from multiplying that Fund's total unamortized organizational expenses by a fraction, the numerator of which is equal to the number of initial shares redeemed by FDI or its affiliate and the denominator of which is equal to the number of initial shares still outstanding as of the date of such redemption, as long as the administrative position of the staff of the Securities and Exchange Commission requires FDI to reimburse that Fund such amount. (Initial shares shall mean the shares purchased by FDI or an affiliate to provide the initial seed capital to a Fund pursuant to Section 14 of the 1940 Act.)

6.       Standard of Care and Indemnification.

     (a) Harris will indemnify and hold harmless FDI, its officers, employees and agents and any persons who control FDI (together "FDI and its employees") and hold each of them harmless from any losses, claims, damages or liabilities, or actions in respect thereof, to which FDI and its employees may become subject, including amounts paid in settlement with the prior written consent of Harris, insofar as such losses, claims, damages or liabilities, or actions in respect thereof, arise out of or result from the failure of Harris to comply with the terms of this Agreement;

     Harris will reimburse FDI and its employees for reasonable legal or other expenses reasonably incurred by FDI and its employees in connection with investigating or defending against any such loss, claim, damage, liability or action. Harris shall not be liable to FDI for any action taken or omitted by FDI in bad faith, with willful misfeasance or gross negligence, or with reckless disregard by FDI of its obligations and duties hereunder. The indemnities in this Section shall, upon the same terms and conditions, extend to and inure to the benefit of each of the employees of FDI that serve as officers or directors of the Fund and to each of the directors and officers of FDI and any person controlling FDI within the meaning of
     Section 15 of the Securities Act of 1933 ("1933 Act") or Section 20 of the 1934 Act.

     (b) FDI will indemnify and hold harmless Harris, its officers, employees and agents and any persons who control Harris (together "Harris and its employees") and hold each of them harmless from any losses, claims, damages or liabilities, or actions in respect thereof, to which Harris and its employees may become subject, including amounts paid in settlement with the prior written consent of FDI, insofar as such losses, claims, damages or liabilities, or actions in respect thereof, arise out of or result from the failure of FDI to comply with the terms of this Agreement;

     FDI will reimburse Harris for reasonable legal or other expenses reasonably incurred by Harris in connection with investigating or defending against any such loss, claim, damage, liability or action. FDI shall not be liable to Harris for any action taken or omitted by Harris in bad faith, with willful misfeasance or gross negligence, or with reckless disregard by Harris of its obligations and duties hereunder. The indemnities in this Section shall, upon the same terms and conditions, extend to and inure to the benefit of each of the directors and officers of Harris and any person controlling Harris within the meaning of Section 15 for the 1933 Act or
     Section 20 of the 1934 Act.

     (c) The obligation to indemnify and provide  contribution  pursuant to this
     Section 6 shall survive the termination of this Agreement.

7. Record Retention and Confidentiality. FDI shall keep and maintain on behalf of each Fund all books and records which the Companies and FDI are, or may be, required to keep and maintain in connection with the services to be provided hereunder pursuant to any applicable statutes, rules and regulations, including without limitation Rules 31a-1 and 31a-2 under the 1940 Act. FDI further agrees that all such books and records shall be the property of the Companies and to make such books and records available for inspection by the Companies, by Harris, or by the Securities and Exchange Commission at reasonable times and otherwise to keep confidential all books and records and other information relative to the Companies and its shareholders; except when requested to divulge such information by duly-constituted authorities or court process; provided, however, that upon receiving notice to divulge any such information which is not in the opinion of FDI or its counsel clearly required to be disclosed by the 1940 Act and the rules and regulations thereunder, FDI shall promptly provide notice to the Boards of the




Companies and shall cooperate with the Companies' efforts, if any, to contest the request to divulge such information.

8. Rights of Ownership. All computer programs and procedures developed to perform the services to be provided by FDI under this Agreement are the property of FDI. All records and other data except such computer programs and procedures are the exclusive property of the Companies and all such other records and data will be furnished to Harris and/or the Companies in machine-readable form as agreed upon by the parties in accordance with industry practice as soon as practicable after termination of this Agreement for any reason.

9. Return of Records. FDI may at its option at any time, and shall promptly upon the demand of Harris and/or the Companies, turn over to Harris and/or the Companies, in such machine-readable form as agreed upon by the parties in accordance with industry practice, and cease to retain FDI's files, records and documents created and maintained by FDI pursuant to this Agreement so long as FDI shall be able to retain photocopies of such documents to the extent needed by FDI in the performance of its services or for its legal protection. If not so turned over to Harris and/or the Companies, such documents and records will be retained by FDI for six years from the end of the fiscal year of the Fund for which they were created. At the end of such six-year period, such records and documents will be turned over to Harris and/or the Companies unless the Companies authorize in writing the destruction of such records and documents.

10. Representations of Harris. Harris represents and warrants to FDI that this Agreement has been duly authorized by Harris and, when executed and delivered by Harris, will constitute a legal, valid and binding obligation of Harris, enforceable against Harris in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

11. Representations of FDI. FDI represents and warrants that this Agreement has been duly authorized by FDI and, when executed and delivered by FDI, will constitute a legal, valid and binding obligation of FDI, enforceable against FDI in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

12. Notices. All notices or other communications hereunder to either party shall be in writing and shall be deemed sufficient if mailed to Harris at the following address: Harris Trust & Savings Bank, 111 West Monroe Street, Chicago, IL 60603, Attention: Peter P. Capaccio, Senior Vice President; and to FDI at the following address: 60 State Street, Suite 1300, Boston, MA 02109, Attention:
President with a copy to General Counsel or at such other address as such party may designate by written notice to the other, or in either case if sent by telex, telecopier, telegram or similar means of same day delivery (with a confirming copy by mail as provided herein).

13. Headings. Paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.






14. Assignment. This Agreement and the rights and duties hereunder shall not be assignable by either of the parties hereto except by the specific written consent of the other party.

15. Governing Law. This Agreement shall be governed by and provisions shall be construed in accordance with the laws of The Commonwealth of Massachusetts.

16. Counterparts. This Agreement may be executed by the parties hereto in counterparts and if so executed, the separate instruments shall constitute one agreement.

17. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior arrangements, agreements or understandings.

18. Amendments of this Agreement. This Agreement may be amended by the parties hereto only if such amendment is specifically approved by the Boards of the Companies and such amendment is set forth in a written instrument executed by each of the parties hereto.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                    HARRIS TRUST & SAVINGS BANK


                                    By:    /s/ Peter P. Capaccio
                                           ---------------------------
                                    Name:  Peter P. Cappacio
                                           ---------------------------
                                    Title: Senior Vice President
                                           ---------------------------

                                    FUNDS DISTRIBUTOR, INC.


                                    By:    /s/ John E. Pelletier
                                           ---------------------------
                                    Name:  John E. Pelletier
                                           ---------------------------
                                    Title: Senior Vice President and
                                           General Counsel
                                           ---------------------------




                                                           Dated:  July 1, 1996

                                   SCHEDULE A
                                TO THE AGREEMENT
                                     BETWEEN
                         HARRIS TRUST & SAVINGS BANK AND
                             FUNDS DISTRIBUTOR, INC.

NAME OF FUND

         HT INSIGHT FUNDS, INC.

         Harris Insight Equity Fund
         Harris Insight Short/Intermediate Bond Fund
         Harris Insight Government Money Market Fund
         Harris Insight Money Market Fund
         Harris Insight Tax-Exempt Money Market Fund
         Harris Insight Convertible Fund
         Harris Insight Hemisphere Free Trade Fund

HARRIS   INSIGHT FUNDS TRUST

         Harris Insight Equity Income Fund
         Harris Insight Growth Fund
         Harris Insight Small-Cap Opportunity Fund
         Harris Insight Index Fund
         Harris Insight International Fund
         Harris Insight Balanced Fund
         Harris Insight Convertible Securities Fund
         Harris Insight Bond Fund
         Harris Insight Intermediate Government Bond Fund
         Harris Insight Intermediate Tax-Exempt Bond Fund
         Harris Insight Tax-Exempt Bond Fund

                                          HARRIS TRUST & SAVINGS BANK

                                          By:     /s/ Peter P. Capaccio
                                                  --------------------------
                                          Name:   Peter P. Capaccio
                                                  --------------------------
                                          Title:  Senior Vice President
                                                  --------------------------

                                          FUNDS DISTRIBUTOR, INC.

                                          By:     /s/ John E. Pelletier
                                                  --------------------------
                                          Name:   John E. Pelletier
                                                  --------------------------
                                          Title:  Senior Vice President and
                                                  General Counsel
                                                  --------------------------

         EXHIBIT A

                             Administrative Services

Funds Distributor will provide the following administrative services:

Corporate and Secretarial Services

          o Provide Secretary and the necessary complement of Assistant Secretaries for the Companies.

          o   Maintain  general   corporate   calendar.   Track  all  legal  and
              compliance requirements through annual cycles.

          o Board materials for quarterly board meetings and board committee meetings:

              o   Prepare agenda and background materials for legal approval

              o   Make presentations

              o   Monitor annual approval requirements

              o Prepare extensive background material for annual review of advisory fees

              o   Prepare minutes

              o   Follow-up on matters raised at meetings

          o   Maintain Articles of Incorporation and By-Laws of the Company

          o   Maintain Declaration of Trust and By-Laws of the Trust

          o   Prepare organizational board meeting materials for new Funds

          o Draft contracts, assisting in negotiation and planning, as appropriate. For example negotiate, draft and keep current the following contracts: (i) investment advisory and sub-advisory contracts; (ii) Distribution Agreement; (iii) Bank Selling Agreements; (iv) Broker Dealer Selling Agreements; (v) Transfer Agency Agreement; (vi) Custody Agreement; (vii) Administration Agreement and Sub-Administration Agreement; (viii) 12b-1 Plans and related agreements; (ix) Shareholder Servicing Plans and Related Agreements; (x) IRA Custodian Agreements; (xi) Bi-Party Repurchase Agreements; (xii) Tri-Party Repurchase Agreements; (xiii) Futures Account Agreement and Procedural Safekeeping Agreement; (xiv) loan agreements; and (xv) various other agreements and amendments.

          o   Shareholder Meetings

              o   Draft Proxy Solicitation Materials

              o   Organize, attend and keep minutes



              o   Work  with  the  Transfer  Agent  on  Solicitations  and  Vote
                  Tabulation

              o   Provide legal  presence at meetings

SEC and Public  Disclosure Assistance

          o Prepare and file three or fewer amendments per year to the Companies' registration statement, including updating prospectuses and SAIs.

          o Coordinate/monitor, with assistance from PFPC and any other relevant fund service providers, all EDGAR (Electronic Data Gathering Analysis and Retrieval System) on-line filings including, but not limited, to those related to post-effective amendments, N-SARs, Rule 24f-2, Rule 24e-2 annual and semi-annual shareholders reports.

          o   Review  and  file  annual  and  semi-annual   Shareholder  Reports
              prepared by PFPC.

          o Review and file semi-annual N-SAR prepared by PFPC, after joint review by FDI and PFPC.

          o   File Rule 24f-2 notices prepared by PFPC.

          o Negotiate, obtain and file fidelity bond policies, and monitor the Companies' compliance with Rule 17g-1 of the 1940 Act and with the terms of the Companies' policies and agreements.

          o Negotiate, obtain and monitor directors' and officers' errors and omissions policies.

          o Prepare and file shareholder meeting materials and assist with all shareholder communications.

          o Monitor the Companies' compliance with Rule 17d-1(7) under the 1940 Act.

Legal Consulting and Planning

          o Provide general legal advice on matters relating to portfolio management, Fund operations, mutual fund sales, development of advertising materials, changing or improving prospectus disclosure, and any potential changes in each Fund's investment policies, operations, or structure.

          o Maintain a continuing awareness of significant emerging regulatory and legislative developments which may affect the Companies, update the adviser on those developments, and provide related planning assistance.



          o Develop or assist in developing guidelines and procedures to improve overall compliance by the Companies and their various agents.

          o   Provide advice with regard to the Companies'  litigation  matters,
              routine  fund   examinations  and   investigations  by  regulatory
              agencies.

          o Provide advice regarding long term planning for the Companies including the creation of new funds or portfolios, corporate structural changes, mergers, acquisitions, and other asset gathering plans including new distribution methods.

          o Maintain effective communications with fund counsel, counsel to the "non-interested" board members and to the Companies' local counsel.

          o Create and implement timing and responsibility system for outside legal counsel when necessary to implement major projects and the legal management of such projects.

          o Monitor activities and billing practices of outside counsel performing services for the fund or in connection with related fund activities.


Compliance

          o Review of all testing that is done by fund accountant to assist the adviser in complying with fund prospectus guidelines and limitations, 1940 Act requirements, and Internal Revenue Code requirements.

          o Review of monthly testing and compliance report created by fund accountant and PFPC, including:

              o   Tax  compliance   testing  for  gross  income,   short  three,
                  diversification, and single issuer,

              o 5% diversification testing for tax and 1940 Act compliance based on current market value and acquisition cost testing, if required,

              o Income available for distribution report, which includes capital gains and interest income, and

              o Net investment income calculated on per-share basis each month.

          o Insure on a joint basis with PFPC that prospectus and 1940 Act compliance tests are tailored to each individual Fund's prospectus and that each tests against the type and amount of securities held.



          o Provide legal/compliance review of all sales literature and advertisements prepared for the Funds. FDI will file such materials and obtain such approvals for their use as may be required by the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or state securities administrators.

          o Jointly with PFPC create Compliance Manuals and workshops for advisory personnel.

          o Consultation and advice for resolution of compliance questions along with the investment advisor and its counsel, the fund administrator, the fund counsel and the fund accountant.

          o Be actively involved with the management of SEC and other regulatory examinations.

          o Review with the investment adviser and fund administrator summary reports created by the fund accountant of all compliance issues to assure immediate compliance adjustments.

          o   Assist  portfolio   managers  with  compliance  matters  including
              reviewing the Compliance Manual on a regular basis and attending compliance meetings with the portfolio managers.

          o Assist in developing guidelines and procedures to improve overall compliance by the fund and its various agents.

          o Maintain legal liaison with and provide legal advice and counsel to fund regarding its relationships, contractual or otherwise, with the various fund agents, such as the adviser, custodian, transfer agent, and auditor with respect to their activities on behalf of each Fund.

          o Advice regarding all Companies distribution arrangements for compliance with applicable banking and broker-dealer regulations.

          o Provide other officers of the Companies as requested (e.g., President and Vice President).

          o   Maintaining   the   Companies'   code  of  ethics  and  monitoring
              compliance.

Funds Distributor is willing to provide any extraordinary administration services ("Extraordinary Administrative Services") to the Companies. All of the extraordinary administrative functions set forth below may be accomplished wholly or partially by Funds Distributor, with the assistance of Companies counsel or other counsel as designated by the Administrator, depending




upon  the  circumstances  and  timing  constraints   surrounding  each  request.
Extraordinary Administrative Services may, depending upon the circumstances, include the following:

          o   Draft Proxy/Solicitation Documents on Form N-14 (Fund Mergers).

          o An Annual Post-Effective Amendment that involves major prospectus revisions or the addition of new investment portfolios.

          o Board Meeting Materials for significant corporate restructuring or other major changes as well as more than four board meetings during a twelve month period.

          o More than three Post-Effective Amendments in any twelve month period.

          o Drafting and Filing of Exemptive Orders (e.g., Joint Repurchase Account), Revenue Rulings (e.g., Multi-Class) and other state specific regulatory orders (e.g., Florida Request for Technical Assistance).

          o   Drafting and Filing No-Action Letter requests with the SEC.